As filed with the Securities and Exchange Commission on October 26, 2001

Registration No. 333-58722

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

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United Pan-Europe Communications N.V.
(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	98-0191997 (I.R.S. Employer Identification No.)

Boeing Avenue 53
1119 PE, Schiphol Rijk
The Netherlands
+31 20 778 9400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Michael T. Fries, Chairman
c/o UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
(303) 861-7000

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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X]

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Capitalized terms used but not defined in Part II have the meanings ascribed to them in the prospectus contained in this Registration Statement.

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the Commission registration fee, are estimated:

Securities and Exchange Commission registration fee	$342,825
Legal fees and expenses	45,000
Accounting fees	15,000
Printing and engraving expenses	10,000
Miscellaneous	12,175
Total	$425,000 =======

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits
1.1+	Form of Underwriting Agreement
4.1	Amended and Restated Articles of Association of UPC(1)
4.2	Amendment to the Articles of Association of UPC dated March 17, 2000(2)
4.3	Amendment to the Articles of Association of UPC dated December 7, 2000(3)
4.4	Form of Deposit Agreement (4)
4.5+	Form of resolution setting forth terms of additional future series of preference shares
4.6	Form of Indenture between UPC and Citibank N.A. as trustee
5.1*	Opinion of Allen & Overy as to as to the legality of the issuance of the ordinary shares A
12*	Computation of ratios of earnings to fixed charges and earnings to preference share dividends
23.1*	Consent of Arthur Andersen
24.1*	Power of Attorney
25.1	Statement of Eligibility of Trustee

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(1) Incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed by UPC on September 23, 1999 (File No. 333-84427).

(2) Incorporated by reference from Form 8-K filed by UPC, dated March 17, 2000 (File No. 000-25365).

(3) Incorporated by reference from Form 8-K filed by UPC, dated December 18, 2000 (File No. 000-25365).

(4) Incorporated by reference from Amendment No. 6 to Form S-1/A Registration Statement filed by UPC on February 4, 1999 (File No. 333-67895).

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* Previously filed.
+ To be filed by a post-effective amendment to the Registration Statement or incorporated by reference in the event of the offering of the specified securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 26th day of October, 2001.

United Pan-Europe Communications N.V.,
a Netherlands public limited liability company

By: /s/ Charles H. R. Bracken
               Charles H. R. Bracken
               Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John F. Riordan	Chief Executive Officer, President and Board of Management Member	October 26, 2001

/s/ Charles H. R. Bracken Charles H.R. Bracken	Board of Management Member and Chief Financial Officer (Principal Accounting Officer)	October 26, 2001
* Nimrod J. Kovacs	Board of Management Member, Managing Director, Eastern Europe and Executive Chairman, UPC Central Europe	October 26, 2001
* Walter Eugene Musselman	Board of Management Member and Chief Operating Officer	October 26, 2001
* Shane O'Neill	Board of Management Member and Managing Director, Strategy, Acquisitions and Corporate Development	October 26, 2001
* Anton M. Tuijten	Board of Management Member and General Counsel	October 26, 2001
* Michael T. Fries	Supervisory Board Member and agent for service.	October 26, 2001
/s/ John P. Cole, Jr. John P. Cole, Jr.	Supervisory Board Member	October 24, 2001
Miranda Curtis	Supervisory Board Member	___________, 2001
Richard De Lange	Supervisory Board Member	___________, 2001
/s/ John W. Dick John W. Dick	Supervisory Board Member	October 24, 2001
Herbert J. Kloiber	Supervisory Board Member	___________, 2001
* Ellen P. Spangler	Supervisory Board Member	October 26, 2001
* Tina M. Wildes	Supervisory Board Member	October 26, 2001

*By:        /s/ Charles H.R. Bracken
         Charles H.R. Bracken, Attorney-in-fact